CERTIFICATE OF INCORPORATION

                                       OF

                   INTERCHANGE FINANCIAL SERVICES CORPORATION

      The undersigned, being over the age of 18 years old, for the purposes of forming a corporation under the New Jersey Business Corporation Act, doe hereby execute the following certificate of incorporation:

                                    ARTICLE I

                                 CORPORATE NAME

      The name of the Corporation shall be Interchange Financial Services Corporation (hereinafter refereed to as the "Corporation").

                                   ARTICLE II

                            CURRENT REGISTERED OFFICE
                          AND CURRENT REGISTERED AGENT

      The address of the Corporation's initial registered office is c/o Andora, Palmisano, De Cotiis & Harris, 311 Molnar Drive, P.O. Box 431, Elmwood Park, New Jersey 07407. The name of the current registered agent at that address is Anthony D. Andora, Esq.

                                   ARTICLE III

                               BOARD OF DIRECTORS

      Number of Directors; Classification. The number of directors of the Corporation shall be not less than 5 nor more than 15 persons. The exact number of directors within such minimum and maximum limitations shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. Directors shall be classified with respect to the time for which they hold office into three classes as nearly equal in number as possible. At the annual meeting of shareholders held in 1985, one class will be elected for a term of one year, another class will be elected for a term of two years, and another class will be elected for a term of three years, each class to hold office until its successors are elected and qualified. At each annual meeting thereafter the successors of the class of directors whose term expires in that year shall be elected to hold office for a term of three years and thereafter until their successors are elected and qualified.

      Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board, or by a sole remaining director. Any director elected by the Board in accordance with the preceding sentence shall hold office until the next annual meeting of shareholders and thereafter until his successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      The directors constituting the initial Board of Directors shall be as follows:

          Name of Director                Address
          ----------------                -------

          ANTHONY S. ABBATE               Interchange State Bank
                                          Park 80 West/Plaza Two
                                          Saddle Brook, NJ  07662

          ANTHONY D. ANDORA, ESQ.         Andora, Palmisano, DeCotiis & Harris
                                          311 Molnar Drive, P.O. Box 431
                                          Elmwood Park, NJ  07407

          JEREMIAH F. O'CONNOR            c/o  Bell & Howell
                                          299 Market Street
                                          Saddle Brook, NJ  07662

          ALFRED J. CINELLI, D.D.S.       214 Market Street
                                          Elmwood Park, NJ  07407

          PETER N. CIOLINO                53 Memorial Place
                                          Elmwood Park, NJ  07407

          ANGELO M. D'ALESSANDRO          A.M. D'Alessandro & Co., Inc.
                                          22-08 Route 208
                                          Fair Lawn, NJ  07410

          JOHN J. ECCLESTON               John J. Eccleston & Company
                                          15 Essex Road, 5th Floor
                                          Paramus, NJ  07652

          DAVID R. FICCA                  Kidde, Inc.
                                          Park 80 West/Plaza Two
                                          Saddle Brook, NJ  07662

          JOSEPH S. GRADZKI               308 Wilson Street
                                          Saddle Brook, NJ  07662

          ROGER L. HELIAS                 Roger L. Helias Agency
                                          275 Market Street
                                          Saddle Brook, NJ  07662

          PAUL KLEINKOPF                  279 Collignan Way
                                          River Vale, NJ  07675


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

          JAMES L. LEONE                  285 Pascack Road
                                          Westwood, NJ  07675

          BENJAMIN ROSENZWEIG             c/o  Azco Steel Company
                                          100 Midland Avenue
                                          Saddle Brook, NJ  07662

                                   ARTICLE IV

                                CORPORATE PURPOSE

      The purpose for which the Corporation is organized is to engage in any activities for which corporations may be organized under the New Jersey Business Corporation Act, subject to any restrictions which may be imposed from time to time by the laws of the United States or the State of New Jersey with regard to the activities of a bank holding company.

                                    ARTICLE V

                                  CAPITAL STOCK

      The Corporation is authorized to issue 2,500,000 shares of common stock, all of which are without nominal or par value and 1,000,000 shares of preferred stock in such series and with such rights, preferences and terms, including voting rights, as the Board of Directors may determine.

                                   ARTICLE VI

                                INDEMNIFICATION

      The Corporation shall indemnify its officers, directors, employees, and agents and former officers, directors, employees, and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines, and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding , whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity, and shall inure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power to purchase and maintain insurance on behalf of any persons enumerated above against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.


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

                                   ARTICLE VII

                               SHAREHOLDER ACTION:
                                SPECIAL MEETINGS

      Any action required or permitted to be taken by the shareholders of the Corporation shall be effected at a duly called annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing by such shareholders unless all the shareholders entitled to vote thereon consent thereto in writing. Special meetings of shareholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, or by the Chairman of the Board, the President, or the Executive Committee of the Board of Directors.

                                   ARTICLE IX

                        NAME AND ADDRESS OF INCORPORATOR

      The name and address of the incorporator is: Anthony S. Abbate, Interchange State Bank, Park 80 West/Plaza Two, Saddle Brook, NJ 07662.

      IN WITNESS WHEREOF, I, the incorporator of the above named Corporation, have hereunto signed this certificate of incorporation on the 28th day of September, 1984.

                                                /s/  Anthony S. Abbate
                                                --------------------------------
                                                     ANTHONY S. ABBATE

                        CERTIFICATE OF AMENDMENT TO THE
                        CERTIFICATE OF INCORPORATION OF
                   INTERCHANGE FINANCIAL SERVICES CORPORATION

TO:       SECRETARY OF STATE
          STATE OF NEW JERSEY

      Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4 (3), corporations, general, of the New Jersey Statutes, the undersigned executes the following Certification of Amendment to its Certificate of Incorporation:

      1. The following amendment to the restated Certificate of Incorporation was approved by the Directors and thereafter duly adopted by the shareholders of the corporation on the 28th of May, 1987.

      Resolved, that the amended Certificate of Incorporation of Interchange Financial Services Corporation be and the same is hereby amended to add the following Article X:

                                    ARTICLE X
                LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

                        Except to the extent prohibited by law, a
                  director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, provided that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended after approval by the shareholders of this provision to authorize corporate action further elimating or limiting the personal liability of directors or officers, then the liability of a director and/or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended.

                        Any repeal or modification of the foregoing
                  paragraph by the shareholders of the Corporation or otherwise shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

      2. The total number of shares entitled to vote thereon was 1,628,536.

      3. The number of shares voting for and against such amendment is as follows:

            NUMBER OF SHARES VOTING           NUMBERS OF SHARES VOTING
                  FOR AMENDMENT                   AGAINST AMENDMENT

                    1,406,514                         13,134

      4. The effective date of this Amendment to the Certificate of Incorporation shall be immediately as of filing.

Dated:    This 12th day of June, 1987.

Attest:                               Interchange Financial Services Corporation

/s/  Roger L. Helias                  By: /s/  Anthony S. Abbate
--------------------------------          --------------------------------------
ROGER L. HELIAS, Secretary                     ANTHONY S. ABBATE, President
                                               and Chief Executive Officer

                        CERTIFICATE OF AMENDMENT TO THE
                        CERTIFICATE OF INCORPORATION OF
                   INTERCHANGE FINANCIAL SERVICES CORPORATION

TO:       SECRETARY OF STATE
          STATE OF NEW JERSEY

      Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4 (3), corporations, general, of the New Jersey Statutes, the undersigned executes the following Certification of Amendment to its Certificate of Incorporation:

      1. The restated Certificate of Incorporation provides in Article V that the corporation is authorized to issue 2,500,000 shares of common stock, all of which are without nominal or par value, as the Board of Directors may determine.

      2. The following amendment to the restated Certificate of Incorporation was approved by the Directors and thereafter duly adopted by the shareholders of the corporation on the 28th of May, 1987.

      Resolved, that Article V of the Restated Certificate of Incorporation, be and the same is hereby amended and should read as follows:

                                   ARTICLE V
                                 CAPITAL STOCK

                        The Corporation is authorized to issue
                  2,500,000 shares of common stock, all of which are without nominal or par value, as the Board of Directors may determine. The Corporation is also authorized to issue 1,000,000 shares of preferred stock, all of which are without nominal or par value, as the Board of Directors may determine.

                        The Board of Directors may, at any time or
                  from time to time, (a) divide any or all of the preferred shares into series; (b) determine for any series established by the board its designation, number of shares, and relative rights, preferences, and limitations; (c) increase the number of shares of any series established by the board, as long as the number, together with the number of shares of all series of preferred shares, does not exceed the number of those shares authorized pursuant to this certificate of Incorporation; (d) decrease the number of shares of any series established by the board to a number not less than the number of shares of that series then outstanding; (e) change the designation, number of shares, relative rights, preferences, or limitations of the shares of any services established by the board, no shares of which have been

                  Issued; and (f) cause to be executed and filed without further approval of the shareholders of this corporation, any amendment or amendments to this certificate of incorporation as may be required to accomplish any of these amendments.

                        In particular, but without limiting the
                  generality of the above authority, the board of directors shall have authority to determine the following concerning any series of preferred stock established by the board:

                        1. The dividend rate or rates on shares of the
                  series, any restrictions, limitations, or conditions on the payment of the dividends, whether dividends shall be cumulative and, if so, the date or dates from which dividends shall cumulate, and the dates on which dividends, if declared, shall be payable.

                        2. Whether the shares of the series shall be
                  redeemable and, if so, the time or times, the price or prices, the required notice or notices, and the other terms and conditions on which the shares may be redeemed.

                        3. The rights of the holders of shares of the
                  series in the event of liquidation, dissolution, or winding up of the corporation.

                        4. Whether the shares of the series shall be
                  convertible into shares of any class, classes, or series, and if convertible, the price, prices, rate, or rates of conversion, any method of adjusting these prices or rates, and any other terms and conditions on which the shares shall be convertible.

                        5. The extent of any voting powers of the
                  shares of the series.

      3. The total number of shares entitled to vote thereon was 1,628,536.

      4. The number of shares voting for and against such amendments is as follows:

                  THE NUMBER OF SHARES      THE NUMBER OF SHARES
                  VOTING FOR AMENDMENT      VOTING FOR AMENDMENT

                       1,355,950                   35,676

      5. The effective date of this amendment to the Restated Certificate of Incorporation shall be immediately as of filing.

Dated:    This 12th day of June, 1987.

Attest:                               Interchange Financial Services Corporation

/s/  Roger L. Helias                  By: /s/  Anthony S. Abbate
--------------------------------          --------------------------------------
ROGER L. HELIAS, Secretary                     ANTHONY S. ABBATE, President
                                               and Chief Executive Officer

                         CERTIFICATE OF AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION OF
                   INTERCHANGE FINANCIAL SERVICES CORPORATION

TO:       THE SECRETARY OF STATE
          STATE OF NEW JERSEY

      Pursuant to the provisions of Section 14A:9-(4) and Section 14A:9-4(3), corporations, general, of the New Jersey Statutes, the undersigned executes the following Certification of Amendment to its Certificate of Incorporation:

      1. The Certification of Incorporation provides in Article V that the corporation is authorized to issue 2,500,000 shares of common stock, all of which are without nominal or par value, as the Board of Directors may determine.

      2. The following amendment to the Certificate of Incorporation was approved by the Directors and thereafter duly adopted by the shareholders of the corporation on the 28th day of May, 1992.

      Resolved, that Article V of the Amended Certificate of Incorporation, be and the same is hereby amended and should read as follows:

                                    ARTICLE V
                                  CAPITAL STOCK

                        The Corporation is authorized to issue
                  5,000,000 shares of common stock, all of which are without nominal or par value, as the Board of Directors may determine. The Corporation is also authorized to issue 1,000,000 shares of preferred stock, all of which are without nominal or par value, as the Board of Directors may determine.

                        The Board of Directors may, at any time or
                  from time to time, (a) divide any or all of the preferred shares into series; (b) determine for any series established by the board its designation, number of shares, and relative rights, preferences, and limitations; (c) increase the number of shares of any series established by the board, as long as the number, together with the number of shares of all series of preferred shares, does not exceed the number of those shares authorized pursuant to this certificate of incorporation; (d) decrease the number of shares of any series established by the board to a number not less than the number of shares of that series then outstanding ; (e) change the designation, executed and filed without further approval of the shareholders of this corporation, any amendment or amendments to this certificate of incorporation as may be required to accomplish any of these amendments.

                        In particular, but without limiting the
                  generality of the above authority, the board of directors shall have authority to determine the following concerning any series of preferred stock established by the board:

                        1. The dividend rate or rates on shares of the
                  series, any restrictions, limitations, or conditions on the payment of the dividends, whether dividends shall be cumulative and, if so, the date or dates from which dividends shall cumulate, and the dates on which dividends, if declared, shall be payable.

                        2. Whether the shares of the series shall be
                  redeemable and, if so, the time or times, the price or prices, the required notice or notices, and other terms and conditions on which the shares may be redeemed.

                        3. The rights of the holders of shares of the
                  series in the event of liquidation, dissolution, or winding up of the corporation.

                        4. Whether the shares of the series shall be
                  convertible into shares of any class, classes, or series, and if convertible, the price, prices, rate or rates of conversion, any method of adjusting these prices or rates, and any other terms and conditions on which the shares shall be convertible.

                        5. The extent of any voting powers of the
                  shares of the series.

      3. The total number of shares entitled to vote thereon was 1,727,100.

      4. The number of shares voting for and against such amendments is as follows:

                  THE NUMBER OF SHARES        THE NUMBER OF SHARES
                  VOTING FOR AMENDMENT      VOTING AGAINST AMENDMENT

                        1,271,329                  219,106

      5. The effective date of this amendment to the Amended Certificate of Incorporation shall be immediately as of filing.

Dated:    This 13th day of July, 1992.

Attest:                               Interchange Financial Services Corporation

/s/ Susan Iacobucci                   By:  /s/ Robert N. Harris
--------------------------------          --------------------------------------
SUSAN IACOBUCCI, Secretary                     ROBERT N. HARRIS,
                                               Executive Vice President

                         CERTIFICATE OF AMENDMENT TO THE

                   CERTIFICATE OF INCORPORATION OF INTERCHANGE

                         FINANCIAL SERVICES CORPORATION

TO:       THE SECRETARY OF STATE
          STATE OF NEW JERSEY

      Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned executes the following Certification of Amendment to its Certificate of Incorporation:

      1. The Certificate of Incorporation provides in Article V that the corporation is authorized to issue 5,000,000 shares of common stock, all of which are without nominal or par value, as the Board of Directors may determine.

      2. The following amendment to the Certificate of Incorporation was approved by the Directors and thereafter duly adopted by the shareholders of the corporation on the 22nd day of May, 1997.

      Resolved, that Article V of the Amended Certificate of Incorporation, be and the same is hereby amended and should read as follows:

                                    ARTICLE V
                                  CAPITAL STOCK

      "The Company is authorized to issue 10,000,000 shares of common stock, all of which are without nominal or par value, as the Board of Directors may determine. The Company is also authorized to issue 1,000,000 shares of preferred stock, all of which are without nominal or par value, as the Board of Directors may determine.

      The Board of Directors may, at any time or from time to time, (a) divide any or all of the preferred shares into series; (b) determine for any series established by the Board, its designation, number of shares of relative rights, preferences, and limitations; (c) increase the number of shares of any services established by the Board, as long as the number, together with the number of shares of all series of preferred shares, does not exceed the number of those shares authorized pursuant to this certificate of incorporation: (d) decrease the number of shares of any series established by the Board to a number not less than the number of shares of that series then outstanding; (e) change the designation, number of shares, relative rights, preferences, or limitations of the shares of any series established by the Board, no shares of which have been issued; and (f) cause be executed and filed without further approval of the shareholder of the Company, any amendments to this certificate of incorporation as may be required to accomplish any of these amendments.

      In particular, but without limiting the generality of the above authority, the Board of Directors shall have the authority to determine the following concerning any series of preferred stock established by the Board:

      (1) The dividend rate or rates on shares of the series, any restrictions, limitations or conditions on the payment of the dividends, whether dividends shall be cumulative and, if so, the date or dates from which dividends shall cumulate, and the dates on which dividends, if declared, shall be payable.

      (2) Whether the shares of the series shall be redeemable and, if so, the time or times, the price or prices, the required notice or notices, and the other terms and conditions on which the shares may be redeemed.

      (3) The rights of the holders of shares of the series in the event of liquidation, dissolution, or winding up of the Company.

      (4) Whether the shares of the series shall be convertible into shares of any class, classes, or series, and if convertible, the price, prices, rate or rate of conversion, any method of adjusting these prices or rates, and any other terms and conditions on which the shares shall be convertible.

      (5) The extent of any voting powers of the shares of the series.

      3. The total number of shares entitled to vote thereon was 4,277,840.

      4. The number of shares voting for and against such amendments is as follows:

         THE NUMBER OF SHARES                THE NUMBER OF SHARES
         VOTING FOR AMENDMENT               VOTING AGAINST AMENDMENT

              3,256,390                             42,647

      5. The effective date of this amendment is to the Amended Certificate of Incorporation shall be immediately as of filing.

DATED:    This 20th day of June, 1997.

Attest:                               Interchange Financial Services Corporation

/S/  Benjamin Rosenzweig              By: /s/  Anthony S. Abbate
--------------------------------          --------------------------------------
BENJAMIN ROSENZWEIG                            ANTHONY S. ABBATE,
Secretary to the Board                         President

                   INTERCHANGE FINANCIAL SERVICES CORPORATION

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION

      Interchange Financial Services Corporation, organized under the laws of the State of New Jersey, to amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock in connection with a division of its outstanding shares of Common Stock in accordance with N.J.S.A. 14A:7-15.1(3), hereby certifies:

      FIRST: The name of the Corporation is Interchange Financial Services Corporation.

      SECOND: The Board of Directors, at a meeting duly called and held on February 26, 1998, authorized and approved a 3 for 2 division of all of its issued and outstanding shares of Common Stock, no par value, effective April 17, 1998 and distributable to shareholders of record as of the close of business on March 20, 1998. As of the close of business on March 20, 1998 there were 4,329,742 shares of Common Stock, no par value issued and outstanding which are divided into 6,494,435 shares of Common Stock, no par value.

      THIRD: To increase the number of authorized shares of the Corporation from 10,000,000 to 15,000,000, Article V of the Corporation's Certificate of Incorporation is amended to delete the first paragraph thereof and replace it with a paragraph reading as follows:

                                   "ARTICLE V
                                  CAPITAL STOCK

            The Corporation is authorized to issue 15,000,000 shares of common stock, all of which are without nominal or par value, as the Board of Directors may determine. The Corporation is also authorized to issue 1,000,000 shares of preferred stock, all of which are without nominal or par value, as the Board of Directors may determine."

      Except as set forth in the foregoing amendment, all provisions of the Corporation's Certificate of Incorporation shall continue in full force and effect.

      FOURTH: The amendment described in Article THIRD will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and will not result in the percentage of authorized shares that remains unissued after the share division described in Article SECOND exceeding the percentage of authorized shares that was unissued before the division of shares.

      FIFTH: The within amendment to the Certificate of Incorporation was adopted by the Board of Directors of the Corporation at a meeting duly called and held on February 26, 1998 in accordance with N.J.S.A. 14A:7-15.1(2).

      SIXTH: The foregoing amendment to the Corporation's Certificate of Incorporation shall become effective on the later to occur of April 17, 1998 or the date on which this Certificate of Amendment is filed with the Secretary of State of the State of New Jersey.

      IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this certificate the 14th day of April, 1998.

ATTEST:                               INTERCHANGE FINANCIAL SERVICES
                                      CORPORATION

BY: /s/ Benjamin Rosenzweig           BY: /s/ Anthony J. Labozzetta
--------------------------------          --------------------------------------
    Benjamin Rosenzweig,                  Anthony J. Labozzetta,
    Secretary                             Executive Vice President & CFO


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